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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 15, 2005 (except for Note 14, as to which the date is September 15, 2005) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-126711) and related Prospectus of NxStage Medical, Inc. for the registration of 5,500,000 shares of its common stock.


/s/ Ernst & Young LLP


Boston, Massachusetts
October 7, 2005